UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________

FORM 8-K
_____________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2018
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Novan, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed in the Form 8-K filed by Novan, Inc. (the “Company”) on June 5, 2017, in connection with Dr. Nathan Stasko’s previous transition from President and Chief Executive Officer to President and Chief Scientific Officer, Dr. Stasko entered into a First Amendment to the Amended and Restated Employment Agreement with the Company (the “Amended Agreement”). On December 31, 2018, as contemplated by the Amended Agreement to occur following the appointment of G. Kelly Martin as Chief Executive Officer, upon request of the Board of Directors, Dr. Stasko resigned from his positions as President and director of the Company. Dr. Stasko’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On January 4, 2019, the Company and Dr. Stasko entered into a separation agreement (the “Separation Agreement”) pursuant to which Dr. Stasko resigned from all other positions with the Company, the Amended Agreement was terminated, and the Company agreed to pay Dr. Stasko certain separation benefits totaling approximately $469,000, most of which is to be paid over the next 12 months. The Separation Agreement includes a release of claims in favor of the Company and other customary provisions, including conditioning payment on Dr. Stasko’s ongoing full compliance with his existing confidentiality and non-compete restrictions. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Also on December 31, 2018, the Board appointed Paula Brown Stafford to the position of President and Chief Operating Officer. Additional information about Ms. Stafford can be found in the Company’s definitive proxy statement filed on April 18, 2018.

Item 7.01.	Regulation FD Disclosure.

On January 2, 2019, the Company announced certain changes to its executive leadership structure, including the resignation of Dr. Stasko from the role of President and as a director and the appointment of Ms. Stafford to the position of President and Chief Operating Officer, the appointment of Dr. Carri Geer to the position of Senior Vice President and Chief Technology Officer and the appointment of Dr. Elizabeth Messersmith to the position of Senior Vice President and Chief Development Officer. The full text of this press release is furnished herewith as Exhibit 99.1 to this Current Report and incorporated herein by reference.

On January 7, 2019 the Company published a corporate presentation on its website at www.Novan.com. The corporate presentation is furnished herewith as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated January 4, 2019, by and between Novan, Inc. and Nathan Stasko.

99.1	Press release dated January 2, 2019.

99.2	Corporate Overview published January 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: January 7, 2019	By:	/s/ Andrew J. Novak

Andrew J. Novak
Chief Accounting Officer